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                                                                   Exhibit 23(b)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to various stock option, restricted stock and non-employee director stock option and deferral plans of Arrow Electronics, Inc. of our report dated February 17, 1997 with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Ernst & Young, LLP
New York, NY
January 28, 1998


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